UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, pursuant to that certain Securities Purchase Agreement, dated March 24, 2023, by and among Alimera Sciences, Inc. (“Alimera” or the “Company”) and the purchasers party thereto, as amended (the Purchase Agreement”), at its 2023 annual meeting of stockholders, Alimera will solicit stockholder approval of the issuance of common stock upon conversion of the Series B Convertible Preferred Stock and warrants issued pursuant to the Purchase Agreement in excess of the limitations set forth in the Certificate of Designation of Series B Convertible Preferred Stock, as amended (such approval, the “Stockholder Approval”). Pursuant to the Purchase Agreement, on March 24, 2023, each of Caligan Partners LP (together with their respective affiliates, collectively, “Caligan”) and Velan Capital Master Fund LP (together with its respective affiliates, collectively, “Velan”) received the right to designate a director to Alimera’s Board of Directors (the “Board”) and they collectively received the right to one Board observer seat. Pursuant to the Purchase Agreement, on May 17, 2023, Velan received the right to designate one additional director for election to Alimera’s Board and Caligan received the right to an additional Board observer seat. In addition effective upon receipt of Stockholder Approval, Caligan has the right to designate one additional director for election to Alimera’s Board and one of Alimera’s current directors shall resign. The rights to the two Board observer seats will terminate upon Stockholder Approval. Each of Caligan’s and Velan’s Board designation rights are subject to reduction in any year if required by applicable Nasdaq rules.

Accordingly, on June 28, 2023, C. Daniel Myers submitted to the Board a notice of resignation as a director of Alimera, with such resignation being conditioned upon and effective as of receipt of Stockholder Approval. In connection with Mr. Myers’ conditional resignation and in recognition of his significant contributions to Alimera, the Company expects to name Mr. Myers to the role of Chairman Emeritus, a non-voting advisory role to the Board, upon Stockholder Approval. The submission of the notice of resignation of Mr. Myers was not the result of any dispute or disagreement with Alimera or the Board regarding any matter relating to Alimera’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: June 29, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer and Senior Vice President

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